Corporate Resource Services, Inc. Guides to Best Quarter Ever - Schedules Third Quarter Earnings Release

NEW YORK, N.Y. -- (Business Wire) – September 27, 2013 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  will announce its financial results for the third quarter after the market closes on Wednesday, November 13, 2013 and will conduct its first-ever quarterly conference call later that day at 4:30 EDT. The details of that call will be announced shortly.

“We are looking forward to announcing results that we expect will be very positive for the current quarter,” said John Messina, CEO of Corporate Resource Services. “We are guiding revenues up 17% versus the prior year quarter. EBITDA margins are expected to be up 50% sequentially and we just completed our most profitable month in Company history.”

“We continue to generate organic top-line growth well in excess of most of our competitors, evidence of our continuing ability to take market share,” said Michael Golde, Chief Financial Officer of CRS. “In addition, we continue to execute on strategic initiatives to improve our gross margins and drive efficiency in our SG&A expenses. The result of this execution is driving our bottom line margins significantly higher than what we have generated in the past and we expect to see continued growth in EBITDA margins. We look forward to further communicating our progress to our shareholders.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380